                               KUB HOLDINGS BHD.

                                      AND

                         TATE INTEGRATED SYSTEMS, L.P.



                               LICENSE AGREEMENT

THIS AGREEMENT is made the 9th day of March, 1995

                                    BETWEEN

TATE INTEGRATED SYSTEMS, L.P., a limited partnership under the laws of the State of Delaware and having its office at 11431 Cronhill Drive, Suite J, Owings Mills, Maryland 21117, United States of America (hereinafter called "the Licensor") of the one part;

                                      AND

KUB-TIS CONTROLS SDN. BHD., a company incorporated in Malaysia and having its registered office at 1st Floor, Bangunan UMNO, Jalan Tuanku Abdul Rahman, 50100 Kuala Lumpur, Malaysia (hereinafter called "the Licensee") of the other part.


                                   ARTICLE I
                                   ---------
                                   RECITALS
                                   --------

(S)1.1     Business of the Licensor
           ------------------------
The Licensor is engaged in the design, manufacture, licensing, marketing, sale and/or servicing of software and complete computer-based automation systems which are used for process monitoring and control.

(S)1.2     TIS 4000 Technology
           -------------------
The Licensor is the absolute proprietor and copyright owner of the TIS 4000 Technology (hereinbelow defined).

(S)1.3     Joint Venture Agreement
           -----------------------
By a written agreement dated the 9th day of March, 1995 (hereinafter referred to as "the Joint Venture Agreement") entered into between KUB HOLDINGS BHD., a company incorporated in Malaysia and having its registered office at 1st Floor, Bangunan UMNO, Jalan Tuanku Abdul Rahman, 50100 Kuala Lumpur, Malaysia (hereinafter called "KUBH") of the one part and the Licensor of the other part, KUBH and the Licensor have agreed to incorporate the Licensee as the vehicle to carry out on a joint venture basis the manufacture, marketing and sale of TIS 4000 Systems (hereinbelow defined) which use the TIS 4000 Technology in the ASEAN Territory (hereinbelow defined) upon the terms and conditions therein contained.

(S)1.4     Exclusive License
           -----------------
In compliance with the provisions of the Joint Venture Agreement, the Licensor intends to grant to the Licensee and the Licensee intends to accept an exclusive license to use the TIS 4000 Technology in TIS 4000 Systems to be manufactured, marketed and sold by the Licensee in the ASEAN Territory subject to the terms and conditions herein contained.


                                  ARTICLE II
                                  ----------
                          DEFINITIONS/INTERPRETATION
                          --------------------------

(S)2.1     Definitions
           -----------

In this Agreement the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

2.1.1    ASEAN Territory means the following countries:
         ---------------
         (a)  Thailand;
         (b)  Malaysia;
         (c)  Indonesia;
         (d)  Philippines;
         (e)  Singapore;
         (f)  Brunei; and
         (g) such other countries in Asia as the Licensor may approve in writing.

2.1.2    Business Day means a day, other than Saturday, on which commercial
         ------------
         banks are open for business in Kuala Lumpur, Malaysia for transaction of business.

2.1.3    Companies Act means the Companies Act, 1965 Of Malaysia and any
         -------------
         statutory modification or reenactment thereof for the time being in force.

2.1.4    Customers means any Third Party who purchases the TIS 4000 Systems from
         ---------
         the Licensee.

2.1.5    Effective Date means the day when the Joint Venture Agreement becomes
         --------------
         effective upon fulfillment of the condition precedent stipulated in
         (S)4.1 thereof.

2.1.6    Joint Venture Agreement means the joint venture agreement dated the 9th
         -----------------------
         day of March, 1995 entered into between KUBH of the one part and the Licensor of the other part pertaining to the setting up of the Licensee and referred to in (S)1.3 hereof.

2.1.7 KUBH means KUB HOLDINGS BHD., a company incorporated in Malaysia and having its registered office at 1st Floor, Bangunan UMNO, Jalan Tuanku Abdul Rahman, 50100 Kuala Lumpur, Malaysia and shall, where the context so admits, include its successors in title.

2.1.8    License means the exclusive license to use the TIS 4000 Technology in
         -------
         TIS 4000 Systems manufactured, marketed and sold in the ASEAN Territory which the Licensor has agreed to grant to the Licensee pursuant to this Agreement.

2.1.9    License Fee means the sum of United States Dollars Two Million and Five
         -----------
         Hundred Thousand (USD 2,500,000.00) only and referred to in (S)7.1 hereof.

2.1.10   Licensee means KUB-TIS CONTROLS SDN. BHD., a company incorporated in
         --------
         Malaysia and having its registered office at 1st Floor, Bangunan UMNO, Jalan Tuanku Abdul Rahman, 50100 Kuala Lumpur, Malaysia and shall, where the context so admits, include its successors in title.

2.1.11   Licensor means TATE INTEGRATED SYSTEMS, L.P., a limited partnership
         --------
         under the laws of the State of Delaware and having its office at 11431 Cronhill

         Drive, Suite J, Owings Mills, Maryland 21117, United States of America and shall, where the context so admits, include its successors in title.

2.1.12   Malaysia means the Federation of Malaysia.
         --------

2.1.13   Malaysian Laws means all the laws, regulations, orders and decrees of
         --------------
         Malaysia, whether Federal or State, including those to be enacted during the term of this Agreement.

2.1.14   Parties means the Licensor and the Licensee.
         -------

2.1.15   Person means any individual, general partnership, limited partnership,
         ------
         corporation, joint venture, trust, business trust, limited liability company, cooperative or association, and the successors and assigns of any of the foregoing where the context so admits; and, unless the context otherwise requires, the singular shall include the plural, and the masculine gender shall include the feminine and the neuter and vice versa.

2.1.16   Relevant Authorities means the relevant government ministries whether
         --------------------
         federal or state and other governmental statutory bodies of Malaysia.

2.1.17   Reverse Engineer means the act of producing computer program "source
         ----------------
         code" which when compiled, will generate computer programs which provide the same, or similar functions as the TIS 4000 Technology, by means of translating the object code, which is to be provided by the Licensor under this Agreement, (including object code in ROM memory chips as well as object code provide on computer-readable magnetic media), from the computer binary instructions into equivalent programming language instructions, in assembly language or other computer programming language. This term is also intended to include the development of software which incorporates the methods, techniques, styles and approaches of the TIS 4000 Technology, while performing similar functions.

2.1.18   Subsidiaries means as defined under (S)5 of the Companies Act.
         ------------

2.1.19   Third Party means any Person other than the Licensor and the Licensee.
         -----------

2.1.20   TIS 4000 System or TIS 4000 Systems means the computer based automation
         -----------------------------------
         systems for process monitoring and control which use the TIS 4000 Technology, in all forms and applications.

2.1.21   TIS 4000 Technology means the Licensor developed software including
         -------------------
         packages such as DataVu, TrendVu, SNLVU, AlarmVu, ReportVu, TankFarmTools and other software packages which may be developed by the Licensor in the future which are proprietary to the Licensor and any modifications, improvements and enhancements to any of the foregoing made by the Licensor, which, in the Licensor's and KUBH's mutual opinion expressed in writing, is or are necessary in the manufacture, marketing and sale of TIS 4000 Systems.

2.1.22   United States Dollars or USD means the lawful currency for the time
         ------------------------
         being and from time to time of United States of America.

2.1.23   Value Added Reseller means any Person operating or conducting business
         --------------------
         in the ASEAN Territory that has (a) been approved as a sub-licensee by Licensor in a writing directed to Licensee, and (b) executed a sublicense agreement with the Licensee which has been approved by the Licensor.

(S) 2.2  Interpretation
         --------------
2.2.1 Words denoting the singular number only includes the plural number and vice versa.

2.2.2 Words denoting the neuter gender shall include the masculine and feminine genders and vice versa.

2.2.3 Headings of Articles and Sections are for ease of reference only and shall be ignored in interpreting the provisions hereof. References to Articles and Sections are, except where the context otherwise requires, references to Articles and Sections hereof.

2.2.4 References to Articles and Sections are to be construed as references to Articles and Sections of this Agreement.

2.2.5 References to the provisions of any legislation includes a reference to any statutory modification and re-enactment thereof and any regulations thereunder.

                                  ARTICLE III
                                  -----------
                                    LICENSE
                                    -------
(S) 3.1  Exclusive License
         -----------------
For the term of this Agreement and subject to the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee and the Licensee hereby accepts the exclusive right to receive and use the TIS 4000 Technology (which the Licensor currently owns and to which the Licensor may subsequently develop and own sole and exclusive rights) to manufacture, market and sell TIS 4000 Systems in the ASEAN Territory ("the License") upon the terms and conditions herein contained.

                                  ARTICLE IV
                                  ----------
                              CONDITION PRECEDENT
                              -------------------

(S) 4.1  Condition Precedent
         -------------------
This Agreement is conditional upon the Joint Venture Agreement becoming unconditional and shall take effect on the Effective Date.

                                   ARTICLE V
                                   ---------
                           COVENANTS BY THE LICENSOR
                           -------------------------

(S) 5.1  Supply of Materials
         -------------------
In connection with the License described in (S)3.1 hereof, the Licensor shall within thirty (30) Business Days from the Effective Date ("the Delivery Date") provide the Licensee with software object modules for the TIS 4000, Technology, including copy protection functions; provided, however but subject to (S)5.5 hereof, that the Licensor shall not provide to the Licensee, nor shall the Licensee have any right to receive, the computer program "source code" for the TIS 4000 Technology. The Licensor shall provide the Licensee with software activation codes for each copy of the TIS 4000 Technology used in a TIS 4000 System upon receipt by the Licensor of reasonable notice and proper documentation regarding the name and location of the customer to whom the TIS 4000 System is to be sold, as well as other information requested by the Licensor for generation of such activation codes. The Licensor shall provide to the Licensee a complete set of user's manuals, system documentation and other materials related thereto as listed in the Appendix A annexed hereto, both in printed form and on computer readable media, on the use and operation of the TIS 4000 Technology. All such printed materials furnished to the Licensee by the Licensor hereunder shall be printed in the English Language and shall, subject to the provisions of this Agreement permitting the use of such materials by the Licensee, remain the sole, exclusive and proprietary property of the Licensor. Failure by the Licensor to deliver all or any part of the TIS. 4000 Technology or associated documentation on the Delivery Date will be deemed to be a total failure to deliver and the Licensee shall be entitled to pursue those remedies provided by this Agreement or at law for such failure, including termination of this Agreement.

(S) 5.2  Upgrading of Technology
         -----------------------
During the term of this Agreement, the Licensor shall as soon as practicable provide the Licensee with the latest versions of the TIS 4000 Technology, in the form of object modules and shall provide the Licensee with all updates, enhancements, modifications or other changes in the TIS 4000 Technology and related documentation and manuals provided by the Licensor to the Licensee pursuant to this Agreement. The Licensor shall correct defects and errors in the TIS 4000 Technology, in a timely manner, if properly documented and reported by the Licensee to the Licensor.

(S) 5.3  Additions and Modifications
         ---------------------------
The Licensor shall provide the Licensee with fixed-price quotations for making the Licensee-requested additions and/or modifications to the TIS 4000 Technology, including the development of new features and functions, provided that the Licensee provides the Licensor with suitable Technical and functional specifications. If the Licensee elects to purchase such additions and/or modifications to the TIS 4000 Technology, the Licensor shall implement such additions and/or modifications in a timely manner, and at the quoted price, and shall maintain such modifications and/or additions in all future versions and revisions of the TIS 4000 Technology, so long as this Agreement is in effect. Ownership of all such additions and/or modifications shall remain with the Licensor.

(S) 5.4  Product Development
         -------------------
During the term of this Agreement, the Licensor shall continue product development of the TIS 4000 Technology to maintain its consistency with industry standards and to ensure that the TIS 4000 Technology remains functionally competitive with similar products.

(S) 5.5  Escrow of Source Code and Software Activation Codes
         ---------------------------------------------------
5.5.1 The Licensor shall on the Delivery Date, cause a current copy of the TIS 4000 Technology source code (the "Source Code") and software activation code (the "Activation Code" and together with the Source Code, the "Codes") to be delivered to a law firm with its principal office in the United States, which law firm shall be mutually agreed upon by the Parties, as escrow agent (the "Escrow Agent"), to be held by such Escrow Agent in escrow until the termination of this Agreement.

5.5.2 The Licensor shall, on deposit of the Codes with the Escrow Agent, authorize the Escrow Agent in writing to release the Codes to the Licensee upon:

         5.5.2.1 the entry of an order or decree under Title 11 of the United States Code by a court of competent jurisdiction that orders the liquidation of the Licensor and the order or decree remains unstayed and in effect for 60 days; or

         5.5.2.2 the enactment, adoption, promulation, modification, change of interpretation or repeal after the Effective Date of any federal, state or local statute, ordinance, regulation or executive order, of the United States or Malaysia, that in each case, would prevent or prohibit the Licensor from fulfilling its material obligations under this Agreement or the Joint Venture Agreement; or

         5.5.2.3 the dissolution and winding up of the Licensor in accordance with the laws of the State of Delaware; provided, however, that such event shall not constitute grounds for the release of the Codes by the Escrow Agent to the Licensee unless (i) the Licensor fails to organize or reorganize an entity to carry on the business of the Licensor within six months of such dissolution and winding up of the Licensor and (ii) the Licensor delivers a written notice to the Licensee and the Escrow Agent to the effect that the Licensor has abandoned its business, including all business relating to the TIS 4000 Technology;

5.5.3 The Licensee shall have the right to receive and use the Codes only in accordance with this (S)5.5 and further only to support TIS 4000 Systems marketed and sold by the Licensee in the ASEAN Territory. The Licensee expressly acknowledges that any use of the Codes outside of the ASEAN Territory is prohibited. The provisions of this (S)5.5.3 shall survive the termination of this Agreement.

5.5.4 The Licensee shall pay directly to the Escrow Agent all fees of the Escrow Agent and all expenses or disbursements incurred by the Escrow Agent in connection with the escrow of the Codes upon receipt of an invoice therefor by the Licensee from the Escrow Agent.

5.5.5 The Parties shall, at the option of the Escrow Agent, enter into a written tripartite agreement with the Escrow Agent in relation to the matters described in this (S)5.5.

(S)5.6   Rights to Use Trademarks, etc.
         -----------------------------
The Licensee shall have the right to use trademarks, service marks, trade names and/or logos associated with the TIS 4000 Technology in connection with the manufacturing, marketing and sale of TIS 4000 Systems in the ASEAN Territory.

(S)5.7   Rights to Sub-license
         ---------------------
The Licensor expressly agrees that the Licensee shall have the absolute right to sub-license the TIS 4000 Technology object modules to Value Added

Resellers for manufacture by such Value Added Resellers of TIS 4000 Systems to be marketed and sold in the ASEAN Territory; provided, however that (a) the Licensee shall obtain the prior written approval of the Licensor, which approval shall not be unreasonably withheld, of any proposed agreement between the Licensee and such Value Added Reseller prior to its execution by the Licensee, and (b) any such sub-license agreement between the Licensee and a Value Added Reseller shall provide for the payment by such Value Added Reseller of a license fee to the Licensee for each TIS 4000 System Produced by such Value Added Reseller.

(S) 5.8  Training
         --------
5.8.1 The Licensor shall give the Licensee's personnel such training as the Licensor considers necessary to enable the TIS 4000 Technology to be used in the manner contemplated by the Licensee under this Agreement including without limitation to enable the employees or agents of the Licensee to properly install the TIS 4000 Technology purchased by the Customers.

5.8.2 The Licensor shall keep the Licensee advised of all existing educational or training courses conducted by the Licensor relating to the TIS 4000 Technology or to the Licensee's and/or the Customers' anticipated use of the TIS 4000 Technology.

                                  ARTICLE VI
                                  ----------
                           COVENANTS BY THE LICENSEE
                           -------------------------

(S) 6.1  Compliance with Laws
         --------------------
The Licensee hereby covenants and agrees that it shall conduct all of its operations in connection with or relating to the TIS 4000 Technology and TIS 4000 Systems in compliance with all applicable laws, regulations and other requirements which may be in effect from time to time, of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof.

(S) 6.2  Acknowledgment of Interest of Licensor
         --------------------------------------
The Licensee acknowledges and agrees that the TIS 4000 Technology is proprietary to the Licensor, and the Licensee hereby covenants and agrees that the Licensee shall not use the TIS 4000 Technology for any purpose not provided for hereunder, shall not challenge or cause any Third Party to challenge the Licensor's rights to the TIS 4000 Technology, or the rights therein of Third Parties who are licensees of the TIS 4000 Technology outside the ASEAN Territory, and the Licensee shall cooperate with the Licensor in protecting the Licensor's rights to the TIS 4000 Technology. The provisions of this (S)3 shall survive the termination of this Agreement.

(S) 6.3  Transfer of Technology
         ----------------------
Subject to (S)5.7 hereof, nothing in this Agreement shall be construed to permit the Licensee to transfer to any Third Party, the TIS 4000 Technology. The Licensee hereby agrees that it shall not sell, transfer, assign, contribute, pledge, mortgage, hypothecate or otherwise encumber, transfer or permit to be transferred, either voluntarily or involuntarily, the License except as specifically provided in (S)5.7.

(S) 6.4  Reverse Engineering
         -------------------
The Licensee shall refrain from any and all efforts to Reverse Engineer the TIS 4000 Technology, either directly or by consultants or contractors, and shall not develop competitive software which would eliminate the use of the TIS 4000 Technology in the automation systems manufactured and sold by Licensee.

                                  ARTICLE VII
                                  -----------
                                  LICENSE FEE
                                  -----------

(S) 7.1  Payment of License Fee
         ----------------------
In consideration of the Licensor's grant to the Licensee of the License pursuant to (S)3.1 hereof, the Licensee shall pay to the Licensor, the License Fee less any withholding taxes or imposed by any governmental authority in connection therewith but not exceeding fifteen per centum (15%) of the License Fee within fourteen (14) Business Days from the Effective Date.

(S) 7.2  Other Charges
         -------------
The Licensee shall pay directly to the charging entity or appropriate governmental authority all transportation, shipment, freight and insurance charges, customs' duties, import fees, usage taxes and any other such related taxes, fees or assessments associated with shipments of the TIS 4000 Technology and related documents and materials to the Licensee save and except that any charges whatsoever payable to the authorities in United States of America shall be borne and paid by the Licensor.

(S) 7.3  Payment for Services and Reimbursement of Expenses
         --------------------------------------------------
7.3.1 The Licensee shall pay the Licensor for services rendered to the Licensee pursuant to Sections 5.3, 11.4.1 and 11.4.2 hereof at TIS's then current published rates for such services on a monthly basis, in arrears and upon receipt by the Licensee of invoices therefor.

7.3.2 The Licensee expressly recognizes that it, and not the Licensor, shall be responsible for providing support services for TIS 4000 Systems that may be required from time to time by the Customers.

7.3.3 The Licensee agrees to reimburse to the Licensor, in addition to the amounts specified in this Article VII, all properly documented and budgeted out-of-pocket expenses incurred by the Licensor with the consent of the JVC in connection with the discharge by the Licensor of its responsibilities hereunder. Reimbursement shall be made on a monthly basis, in arrears within fifteen (15) Business Days after receipt of an invoice therefore provided by the Licensor which invoice shall include reasonable supporting documentation for the charges reflected therein.

(S) 7.4  Currency Applicable
         -------------------
All payments from the Licensee to the Licensor and all price quotations to the Licensee by the Licensor shall be in United States Dollars.

                                 ARTICLE VIII
                                 ------------
                  REPRESENTATIONS AND WARRANTIES BY LICENSOR
                  ------------------------------------------

(S) 8.1  General Representations and Warranties
         --------------------------------------
The Licensor hereby represents and warrants to the Licensee that:

8.1.1 The Licensor is a limited partnership corporation duly organized under the laws of the State of Delaware and has full legal right, power and authority to enter into and perform its obligations under this Agreement.

8.1.2 This Agreement has been duly authorized, executed and delivered by the Licensor and, assuming the valid execution and delivery hereof by the Licensee, constitutes a legal, valid and binding obligation of the Licensor.

8.1.3 Except as disclosed in writing, there is no action before any court or governmental authority, pending or, to the best of the Licensor's knowledge, threatened against the Licensor, wherein an unfavorable decision, ruling or finding would materially adversely affect the performance of its obligations hereunder.

8.1.4 Neither the execution or delivery by the Licensor of this Agreement, nor the performance of its obligations contemplated hereby nor its fulfillment of the terms or conditions of this Agreement (a) conflicts with, violates or results in a breach of any applicable law, or (b) conflicts with, violates or results in a breach of any term or condition of any judgment or decree, or any agreement or instrument, to which the Licensor is party or by which the Licensor or any of its properties or assets are bound, or constitutes a default thereunder.

8.1.5 No approval, authorization, order or consent of, or declaration, registration or filing with, any governmental authority is required for the valid execution and delivery by the Licensor of this Agreement except-those that have been duly obtained or made.

8.1.6 The TIS 4000 Technology and enhancements, modifications and upgrades provided by the Licensor to the Licensee shall be free from defects in material and workmanship, under normal use and service, for a period of one (1) year from the date of release to the Licensee of each such version, enhancement, modification and upgrade of the TIS 4000 Technology.

8.2      Intellectual Property Rights
         ----------------------------
8.2.1 The Licensor warrants that the TIS 4000 Technology does not infringe the industrial or intellectual property rights of any Person.

8.2.2 The Licensor shall hold the Licensee harmless and fully indemnify the Licensee against any loss, costs, expenses, demands or liability, whether direct or indirect, arising out of a claim by a Third Party against the Licensee alleging that the TIS 4000 Technology infringes any intellectual or industrial property right of that Third Party.

8.2.3 The indemnity referred to in (S)8.2.2 hereof shall be granted whether or not legal proceedings are instituted and, if such proceedings are instituted, irrespective of the means, manner or nature of any settlement, compromise or determination.

8.2.4 The Licensee shall notify the Licensor as soon as practicable of any infringement, suspected infringement or alleged infringement by the TIS 4000 Technology of the intellectual or industrial property rights of any Person.

8.2.5 Without prejudice to the Licensee's right to defend a claim alleging such infringement, the Licensor shall if requested by the Licensee but at the Licensor's own expense conduct the defense of a claim alleging such infringement. The Licensor shall observe the Licensee's directions relating in any way to that defense or to negotiations for settlement of the claim.

8.2.6 The Licensee shall if requested but at the Licensor's expense provide the Licensor with reasonable assistance in conducting the defense of such a claim.

8.2.7 Without limiting the generality of Sections 8.2.1 to 8.2.3, if it is determined by any independent tribunal of fact or law or if it is agreed between the parties to the dispute that an infringement of any industrial or intellectual property rights of any Person has occurred on grounds in any way related to the TIS 4000 Technology, the Licensor shall at its own expense:

         8.2.7.1 modify or replace the TIS 4000 Technology so that such infringement, defect or inadequacy is removed; or

         8.2.7.2 procure for the Licensee the right to continue enjoying the benefit of this Agreement; or

         8.2.7.3 if the solutions in Sections 8.2.7.1 and 8.2.7.2 hereof cannot be achieved, recall the TIS 4000 Technology, in which case this Agreement is immediately terminated and the Licensee may pursue all remedies available to it under this Agreement or at law for the Licensor's breach of agreement.

8.2.8 The provisions of this (S)8.2 do not apply to that part of the TIS 4000 Technology which has been modified by the Licensor at the request of the Licensee.

(S) 8.3  Further Warranties
         ------------------
In addition to any other warranty express or implied in this Agreement, the following warranties shall apply:

8.3.1 The Licensor warrants that the TIS 4000 Technology will be free from defects and errors, and will perform in accordance with Licensor's published specifications relating to the TIS 4000 Technology attached hereto as Appendix B.

8.3.2 If the TIS 4000 Technology is found to be defective and if the Licensee notifies the Licensor of the defect within a reasonable time after it is discovered by the Licensee, the Licensor shall immediately take steps to remedy the defect at its own expense.

8.3.3 The Licensor warrants that any substitute TIS 4000 Technology supplied to the Licensee under (S)8.3.2 hereof will be free from defects and errors, and will perform in accordance with all relevant specifications relating to the original TIS 4000 Technology.

8.3.4 Without limiting the generality of the foregoing, the Licensor warrants that the TIS 4000 Technology shall not contain any virus or built-in or bugs, automatic and/or random expiry dates but will, however, contain copy-protection features.

8.3.5 The Licensor warrants that the materials to be supplied to the Licensee under (S)5.1 hereof shall contain sufficient information to enable employees of the Licensee to use and understand the TIS 4000 Technology provided that such employees of the Licensee are properly trained in the use of the TIS 4000 Technology and have suitable experience, each as determined by the Licensor.

                                  ARTICLE IX
                                  ----------
                  REPRESENTATIONS AND WARRANTIES BY LICENSEE
                  ------------------------------------------

(S) 9.1  Representations and Warranties
         ------------------------------
The Licensee hereby represents and warrants to Licensor that:

9.1.1 The Licensee is a private limited company incorporated under the laws of Malaysia and has full legal right, power and authority to enter into and perform its obligations under this Agreement.

9. 1.2 This Agreement has been duly authorized, executed and delivered by the Licensee and, assuming the valid execution and delivery hereof by the Licensor, constitutes a legal, valid and binding obligation of the Licensee.

9. 1.3 Except as disclosed in writing, there is no action before any court or governmental authority, pending or, to the best of the Licensee's knowledge, threatened against the Licensee, wherein an unfavorable decision, ruling or finding would materially adversely affect the performance of its obligations hereunder .

9.1.4 Neither the execution or delivery by the Licensee of this Agreement, nor the performance of its obligations contemplated hereby nor its fulfillment of the terms or conditions of this Agreement (a) conflicts with, violates or results in a breach of any applicable law, or (b) conflicts with, violates or results in a breach of any term or condition of any judgment or decree, or any agreement or instrument, to which the Licensee is a party or by which the Licensee or any of its properties or assets are bound, or constitutes a default thereunder.

9.1.5 No approval, authorization, order or consent of, or declaration, registration or filing with, any governmental authority is required for the valid execution and delivery by Licensee of this Agreement except those that have been duly obtained or made.

                                   ARTICLE X
                                   ---------
                                   INDEMNITY
                                   ---------

(S) 10.1 Indemnity by Licensor
         ---------------------
The Licensor shall indemnify, defend and hold harmless the Licensee and its directors, officers, employees and agents from and against all claims, actions or causes of action, suits and proceedings and all loss, assessments, liability, damages, costs and expenses incurred in connection therewith (including reasonable solicitors' fees) for which the Licensee or its directors, officers, employees or agents may become liable or incur or be compelled to any in each case, to the extent caused, (a) by a breach of this Agreement by the Licensor, or (b) by the willful misconduct or negligent acts or omissions of the Licensor, its agents, contractors or employees, in connection with or as a result of this Agreement or the performance of its obligations hereunder, unless, in each case, such claim results from the willful misconduct or negligent acts or omissions of the Licensee.

10.2     Indemnity by Licensee
         ---------------------
The Licensee shall indemnify, defend and hold harmless the Licensor and the Licensor's directors, officers, employees and agents from and against all claims, actions or causes of action, suits and proceedings and all loss, assessments, liability, damages, costs and expenses incurred in connection therewith (including reasonable solicitors' fees) for which the Licensor or its directors, officers, employees or agents may become liable or incur or be compelled to pay, in each case, to the extent cause, (a) by a breach of this Agreement by the Licensee, or (b) by the willful misconduct or negligent acts or omissions of the Licensee, its agents, contractors or employees, in connection with or as a result of this Agreement or the performance of its obligations hereunder, unless, in each case, such claim results from the willful misconduct or negligent acts or omissions of the Licensor.

(S) 10.3 Survival of Indemnity
         ---------------------
The indemnifications provided in this Article X, shall survive termination of this Agreement.

                                  ARTICLE XI
                                  ----------
                               MUTUAL COVENANTS
                               ----------------

(S) 11.1 Duty to Maintain Confidentiality
         --------------------------------
All the TIS 4000 Technology and all other information exchanged by the Parties pursuant to, and in performance of their obligations and in exercise of their rights under, this Agreement shall be deemed confidential. The Parties acknowledge and agree that the value of the TIS 4000 Technology is base, to a large extent, on maintaining the confidentiality of the TIS 4000 Technology and preventing any unauthorized dissemination to, or use by, Third Parties of information relating to the TIS 4000 Technology. Disclosure of confidential and proprietary information hereunder, whether orally or in written form, shall be safeguarded by the recipient and shall not be disclosed to Third Parties and shall be made available only to the receiving Party's officers, directors, employees or other agents who have a need to know such information for purposes of performing the Party's obligations, or for purposes of exercising the Party's rights, under this Agreement and such officers, directors, employees or other agents shall have a legal obligation to the entity, employer or principal, as applicable, not to disclose such information to Third Parties. Each Party shall treat any and all such confidential information in the same manner and with the same manner and with the same protection as such Party maintains its own confidential information. These mutual obligations of confidentiality shall not apply to any information to the extent that such information: (a) is or later becomes generally available to the public, such as by publication or otherwise, through no fault of the receiving Party; or (b) is obtained from a Third Party having the legal obligation to make such a disclosure. The Licensee shall not remove from any communications or other documents delivered by the Licensor to the Licensee any proprietary notices affixed thereto by the Licensor.

(S) 11.2 Survival of Confidentiality
         ---------------------------
The mutual confidentiality obligations of the Parties under the provisions of
(S)11.1 hereof shall survive the termination of this Agreement and continue for a period of fifteen (15) years following such termination.

(S)11.3      Layered Applications
             --------------------
11.3.1 The Licensee may develop layered applications using the TIS 4000 Technology.

11.3.2 The Licensor shall provide all reasonable assistance to the Licensee, at the expense of the Licensee in accordance with (S)7.3 in relation to layered applications developed by the Licensee.

11.3.3 The Licensor shall have the right to license from the Licensee any layered applications using the TIS 4000 Technology developed by the Licensee upon terms and conditions not less favorable than those terms and conditions offered by the Licensee to any third party licensee of such layered applications.

(S)11.4      Acceptance Test
             ---------------
11.4.1 Prior to delivery of the TIS 4000 Technology to the Licensee hereunder, the Licensor shall test the TIS 4000 Technology in accordance with the Licensor's published factory acceptance testing procedures at the Licensor's factory in the United States. At the option of the Licensee, the Licensor shall repeat acceptance test of the TIS 4000 Technology in accordance with the Licensor's published factory acceptance testing procedures at the Licensor's factory in the United States. At the option of the Licensee, the Licensor shall repeat acceptance tests of the TIS 4000 Technology in accordance with the Licensor's published factory acceptance testing procedures in Malaysia, provided that the Licensee shall pay the Licensor for such services at the Licensor's then published rates and shall reimburse the Licensor all out-of-pocket expenses incurred by the Licensor in connection therewith in accordance with
             (S)7.3.

11.4.2 The Licensor shall comply with a request by the Licensee that the TIS 4000 Technology be subjected to further testing of a reasonable nature at the Licensee's expense.

11.4.3 The Licensor shall ensure that authorized representative(s) of the Licensee be provided with the unrestricted right to observe the TIS 4000 Technology being subjected to the tests referred to in Sections 11.4.1 and 11.4.2 hereof provided that the Licensee shall bear all costs and expenses of its authorized representatives in connection with or relating to the attendance of such authorized representatives at such tests.

11.4.4 If the TIS 4000 Technology fails to satisfy the test specifications referred to in Sections 11.4.1 and 11.4.2 hereof, the tests shall be repeated by the Licensor at reasonable intervals until the TIS 4000 Technology meets those specifications. Any modifications or improvements to the TIS 4000 Technology which are required to enable those test specifications to be satisfied shall be made at the Licensor's expense.

11.4.5 If the TIS 4000 Technology fails to satisfy the test specifications referred to in Sections 11.4.1 and 11.4.2 hereof within two (2) weeks after testing was commenced, the Licensee may either extend the test period or treat the failure to satisfy the test specifications as a failure to deliver the TIS 4000 Technology. In the latter case, the Licensee may pursue the remedies applicable to such failure under this Agreement or at law.

11.4.6 The Licensor shall give the Licensee, on request, certification that the TIS 4000 Technology has been tested as required by this Agreement following installation of the demonstration unit and has satisfied the test specifications applicable to such testing under this Agreement. The Licensor may also provide this certification of its own volition.

11.4.7       Unless the Licensee disputes the certification referred to in
             (S)11.4.6 hereof; the Licensee shall be deemed to have accepted the TIS 4000 Technology one (1) month after receipt of such certification, subject to the TIS 4000 Technology conforming with the Licensor's published specifications attached hereto as Appendix B in all material respects during such one (1) month period.

                                  ARTICLE XII
                                  -----------
                               TERM/TERMINATION
                               ----------------

(S)12.1      Term
             ----
Unless terminated pursuant to (S)12.2 hereof, this Agreement shall continue to be in force and effect, and remain valid until the Licensee has been wound-up under the Companies Act or on the expiration of twenty (20) years from the Effective Date, whichever is the earlier.

(S)12.2      Material Breach: Opportunity to Cure Termination
             ------------------------------------------------
12.2.1 If a Party shall materially fail to comply with or shall materially breach any of its obligations and covenants hereunder and shall not remedy such breach or failure, or have undertaken to cure the same, and be diligently pursuing such cure, in each case, within thirty
             (30) days from the receipt of a written notice of failure of compliance or breach then (i) the other Party (the "Aggrieved Party") may terminate this Agreement by written notice and without judicial intervention and (ii) if the Licensor is the Aggrieved Party, the Licensor may elect to terminate the exclusivity of the License; provided, however, that the Licensee shall retain a non-exclusive license to use the TIS 4000 Technology in accordance with the terms of this Agreement.

12.2.2 In addition to the remedies provided in (S)12.2.1 hereof; (i) either Party may terminate this Agreement upon five (5) days, prior written notice to the other Party in the event of dissolution, insolvency or bankruptcy of such other Party, or the appointment of. a receiver, trustee or custodian over such other Party's business or any assignment by such other Party for the benefit of creditors and (ii) Licensor may terminate this Agreement upon five
             (5) days prior written notice to Licensee if any of the event described in subsection (i) above occur with respect to KUBH and
             (iii) the Licensee may terminate this Agreement upon five (5) days prior written notice to Licensor if any of the event described in subsection (i) above occur with respect to any partner of TIS.

12.2.3 If the Licensee has given notice to the Licensor to terminate this Agreement due to a breach of this Agreement by the Licensor or due to the event described in Sections

             12.2.1 and or 12.2.2, then the Licensee may in addition to terminating this Agreement:

             12.2.3.1 recover any sums paid to the Licensor on any account or for services which have not been fulfilled or performed together with interest at the rate of three per centum (3%) per annum above the base lending rate of Malayan Banking Berhad on such sums from the date they were paid to the Licensor to the date of refund;

             12.2.3.2 recover from the Licensor as agreed refund of the license Fee calculated at the rate of United States Dollars Two Hundred and Fifty Thousand (USD 250,000.00) only per year for a maximum period of ten
                          (10) years less the period of time since this Agreement became effective together with interest at the rate of three per centum (3%) per annum above the base lending rate of Malayan Banking Berhad on such sums from the date of demand to the date of full and actual receipt thereof by the Licensee;

             12.2.3.3 recover from the Licensor the amount of any direct loss or damage sustained as a result of the termination;

             12.2.3.4 be regarded as discharged from any further obligations under this Agreement; and

             12.2.3.5 pursue any additional or alternative remedies provided by law.

12.2.4       Return of TIS 4000 Technology and Related Documentation Upon
             Termination

At the termination of this Agreement, the Licensee shall, subject to payments referred to in Sections 12.2.3.1 and 12.2.3.2 hereof, if applicable, promptly cause the return to the Licensor of all the TIS 4000 Technology, the Codes, documents, records, and all other property or documentation disclosed or delivered to the Licensee pursuant to this Agreement and then in existence, including all copies thereof, and each Party shall destroy or promptly deliver to the other any documentary material in its possession created by the other during the course of this Agreement, which contains information about the other or information about matters and things in which the other has a proprietary interest that is not in the public domain, including notes, memoranda or correspondence, except that each party shall be permitted to retain one copy of any such documentation belonging to the other for archival purpose only.

                                 ARTICLE XIII
                                 ------------
                                 GENERAL TERMS
                                 -------------

(S)13.1      Arbitration
             -----------
13.1.1 Any dispute, controversy or claim between the Parties hereto arising out of or in relation to this Agreement, or the breach, termination or invalidity thereof shall be settled, in so far as it is possible, by mutual consultation and consent.

13.1.2 If the Parties hereto should be unable to reach mutual consent, the question shall be settled by arbitration.

13.1.3 Any arbitration shall be conducted by a single arbitrator in the case the Parties can agree upon one or otherwise to two arbitrators one to be appointed by each party in accordance with and subject to the provisions of the Arbitration Act, 1952 of Malaysia or any statutory modification or re-enactment thereof for the time being in force.

(S) 13.2     Force Majeure
             -------------
13.2.1 No party shall be liable for failure to perform its obligations under this Agreement if and to the extent the failure is due to causes beyond its reasonable control such as, but not limited to, acts of God, fire, flood, or other natural catastrophes, insurrection, industrial disturbance, inevitable accidents, war (undeclared or declared), embargoes, blockages, legal prohibitions, riots, strikes or acts of the government in either its sovereign or contractual capacity (each a "Force Majeure").

13.2.2 If a delay or failure to perform a party's obligations due to force majeure exceeds three (3) months either party may immediately terminate this Agreement on providing notice to the other party.

13.2.3 If this Agreement is terminated pursuant to (S)13.2.2 hereof, the Licensor shall refund moneys previously paid by the Licensee in accordance with Sections 12.2.3.1 and 12.2.3.2 hereof.

(S) 13.3     Governing Law
             -------------
13.3.1 This Agreement shall be governed by and construed in all respects in accordance with the Malaysian Laws.

13.3.2 The Licensor hereby irrevocably agrees that any legal action or proceedings against it with respect to this Agreement may be brought in the courts of Malaysia and the Licensor hereby:

             13.3.2.1 irrevocably submits itself unconditionally to the non-exclusive jurisdiction of the aforesaid courts;

             13.3.2.2 irrevocably appoints Messrs Shearn Delamore & Co of No. 2, Benteng, 50050 Kuala Lumpur, Malaysia as its agents to receive service of process in Kuala Lumpur, Malaysia and such appointment shall not be revoked without the consent in writing of the Licensee; and

             13.3.2.3 acknowledges the competence of any such courts, and agree that a final judgment in any such suit, action or proceeding brought in such courts shall be conclusive and binding upon the Licensor and may be enforced in the Courts of the State of Delaware and/or any other states in the United States of America (to the extent (if any) permissible under the Laws of State of Delaware and/or the other states of the United States of America, as the case may be) or in any other courts to the jurisdiction of which the Licensor is or may be subject by a suit upon such judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of the Licensor's indebtedness.

(S)13.4      Assignment
             ----------
13.4.1 The rights and obligations of the parties arising hereunder shall not be assignable by either party hereto without the prior written consent of the other party hereto.

13.4.2 If the Licensee assigns the benefit of this Agreement to a Third Party, the Licensee's rights and obligations under this Agreement will be immediately terminated on the assignment.

(S)13.5      Sub-contracts
             -------------
The Licensor shall not sub-contract or otherwise arrange for another Person to perform any of its obligations under this Agreement without the prior written consent of the Licensee.

(S)13.6      Waiver
             ------
13.6.1 No right under this Agreement shall be deemed to be waived except by notice in writing signed by each party.

13.6.2 A waiver, by other party pursuant to (S)13.6.1 hereof will not prejudice its rights in respect of any subsequent breach of this Agreement by the other party.

13.6.3 Subject to (S)13.6.1 hereof; any failure by other party to enforce any provision of this Agreement, or any forbearance, delay or indulgence granted by such party to the other will not be construed as a waiver of such party's rights under this Agreement.

(S)13.7      Severability
             ------------
If any of the provisions of this Agreement are held to be invalid by any law, rule, order or regulation of any state or federal court of the United States or in any country in the ASEAN Territory, such invalidity shall not affect the enforceability of any other provision or provisions not held to be invalid or the enforceability of this Agreement generally in any jurisdiction not affected by such law, rule, order or regulation.

(S)13.8      Amendment
             ---------
No amendment, waiver, alteration or modification of this Agreement shall be valid unless in writing and signed by each Party.

(S)13.9      Construction and Entire Agreement
             ---------------------------------
This Agreement contains the entire understanding between the Parties hereto and supersedes any prior understanding and/or written or oral agreements between them respecting the subject matter hereof.

(S)13.10     Time of the Essence
             -------------------
Time shall be of the essence of this Agreement.

(S)13.11     Parties' Rights
             ---------------
Any express statement of a right of either party under this Agreement is without prejudice to any other right of such party expressly stated in this Agreement or arising at law.

(S)13.12     Notices
             -------
Any notice required to be given by one party hereto to the other party hereto hereunder shall be in the English Language and shall be sufficient given if forwarded by hand or prepaid registered post or by telex or telegram or cable or telefax to the address or addresses hereinbelow stated of the other party and shall be deemed to be duly served:

13.12.1      if delivered by hand, on delivery and acknowledged receipt thereof;
             or

13.12.2 if it is sent by prepaid registered post, five (5) days after posting thereof; or

13.12.3 if it is sent by telegram or cable or telefax on the Business Day next after the date of dispatch; or

13.12.4 if it is sent by telex, immediately after transmission thereof and confirmed by the answer back, if the date of transmission is not a Business Day, then the notice by telex shall be deemed to be served on the immediately following Business Day.

For the Licensor:
----------------

11431 Cronhill Drive,
Suite J,
Owings Mills,
Maryland 21117,
United States of America.
(Attention: Mr. William Timothy Shaw)
Telefax: (410) 581-5738

For the Licensee:
----------------

1st Floor, Bangunan UMNO,
Jalan Tuanku Abdul Rahman,
50100 Kuala Lumpur,
Malaysia.
(Attention: Encik Megat Ahmad Sani)
Telefax : (603)2911539

IN WITNESS WHEREOF the Parties hereto have executed this Agreement the day and year first above written.



SIGNED by EDWARD O. McNICHOLAS
for and on behalf of              )
TATE INTEGRATED SYSTEMS, L.P.     )
in the presence of:               )       /s/ Edward O. McNicholas
                                          ------------------------
                                          (Signatory)

---------------------------------
              (Witness)
Name:



SIGNED by HASSAN HARUN        )
for and on behalf of              )
KUB-TIS CONTROLS SDN. BED.    )
in the presence of:               )       /s/ Hassan Harun
                                          ----------------
                                          (Signatory)

---------------------------------
              (Witness)
Name:



[This the execution page of the License Agreement dated the 9th day of March, 1995 made between Tate Integrated Systems, L.P. and KUB-TIS Controls Sdn. Bhd.].